UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________

Form 8-K
______________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): March 1, 2016

CORDIA BANCORP INC.
(Exact Name of Registrant as Specified in Charter)

Virginia	26-4700031
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification Number)

11730 Hull Street Road, Midlothian, Virginia 23112
(Address of Principal Executive Offices) (Zip Code)

(804) 744-7576
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On March 1, 2016, Bank of Virginia (“Bank”), the wholly-owned subsidiary of Cordia Bancorp Inc. (“Cordia”), entered into a Stock Purchase Agreement with its President and Chief Executive Officer, Jack Zoeller, pursuant to which the Bank transferred certain marketing agreements, internet domains, and intellectual property relating to its student loan origination platform, called CordiaGrad, to a newly formed subsidiary, which it then sold to Mr. Zoeller in exchange for nominal consideration and Mr. Zoeller’s agreement to relinquish his rights under his employment agreement with Cordia. In connection with the closing of the transaction, Cordia took all action necessary to vest all unvested restricted stock, performance shares and stock options held by Mr. Zoeller. No loans are being sold as part of this transaction.

Pursuant to a Transition Services Agreement, the Bank, in exchange for a monthly fee, will provide the new entity with certain transition services through June 30, 2016. These transition services include certain (i) accounting and payroll services, (ii) facilities services, and (iii) information technology services.

The Bank will continue to originate student loans on behalf of the new entity for a transition period ending on June 30, 2016 under a Loan Program Agreement up to a funding limit set forth in the agreement, subject to the existence of an agreement for the purchase of the loans originated after the first 90 days of the arrangement. Pursuant to the Loan Program Agreement, the Bank will grant the new entity an exclusive right to purchase or direct the sale of all refinanced student loans held by the Bank. The Bank will pay the new entity an origination fee based on the principal amount of the loans that it originates, as well as a fee on the sale of the loans.

A copy of the press release announcing the transaction is included as Exhibit 99.1 to this Report and is incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the Stock Purchase Agreement described above, effective as of March 1, 2016, Jack Zoeller resigned from his positions as President and Chief Executive Officer and a director of Cordia. In connection with the closing of the transaction, Cordia took all action necessary to vest all unvested restricted stock, performance shares and stock options held by Mr. Zoeller.

Cordia has appointed O.R. (Ed) Barham, Jr. to serve as President and Chief Executive Officer of Cordia and to serve on Cordia’s Board of Directors effective as of March 1, 2016.

Item 9.01. Financial Statements and Exhibits.

Exhibit Number	Description

99.1	Press release dated March 1, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORDIA BANCORP INC.

Date: March 1, 2016	By:	/s/ Mark A. Severson
Name: Mark A. Severson
Title: Executive Vice President and Chief Financial Officer